UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2001

THE DAVEY TREE EXPERT COMPANY
(Exact name of Registrant as specified in its charter)

Ohio	0-11917	34-0176110
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio		44240-5193
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (330) 673-9511

Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

ITEM 5. Other Events

Since December 22, 2000 through January 18, 2001, two of our California customers, Pacific Gas & Electric and Southern California Edison, have each submitted three 8-K filings with the Securities and Exchange Commission. These filings have addressed various issues resulting from the utility crisis in California and the related material adverse impacts each utility has been experiencing. Both utilities have disclosed that they are attempting to avoid bankruptcy. The Davey Tree Expert Company has accounts receivable from both customers aggregating approximately $8,000,000. Accordingly, while the ultimate outcome of the California utility crisis remains uncertain, the public filings submitted by these two customers indicate there may be a risk of nonpayment associated with these accounts receivable. These customers also represent a significant concentration of revenues. The impact of a potential bankruptcy filing on future revenues, either in the near term, or on a long-term basis, cannot be determined at this time.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
THE DAVEY TREE EXPERT COMPANY

BY:	/s/ David E. Adante
David E. Adante
Executive Vice President, CFO and
Secretary-Treasurer

BY:	/s/ Bradley L. Comport
Bradley L. Comport
Corporate Controller

January 26, 2001